Exhibit 99.1

EXL REPORTS 2019 SECOND QUARTER RESULTS

2019 Second Quarter Revenues of $243.5 Million, up 15.9% year-over-year
Q2 Diluted EPS (GAAP) of $0.36, down from $0.41 in Q2 of 2018
Q2 Adjusted Diluted EPS (Non-GAAP) of $0.74, up from $0.67 in Q2 of 2018

New York, NY - July 30, 2019 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended June 30, 2019.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenues of $243.5 million during the second quarter of 2019, up 15.9% year-over-year, and adjusted diluted EPS of $0.74, up 10.4%. EXL’s 47.4% increase in Analytics revenues was driven by a 15.9% increase in organic revenues and the acquisition of SCIOinspire Holdings, Inc. Operations management revenues growth was led by double-digit increases in Insurance and Finance & Accounting revenues.

“We had strong revenue growth in the first half of the year which was driven by our success in delivering innovative integrated operations management and analytics solutions.”

“The wind down of the Health Integrated business is progressing as per plan and, as announced on Form 8-K/A of July 16, we expect to substantially exit the business in a responsible manner by year end.”

Vishal Chhibbar, Chief Financial Officer, said, “We are increasing our revenue guidance for 2019 to $976 million - $996 million from $969 million - $996 million to reflect better performance in the second quarter and our outlook for the remainder of the year. Our guidance now represents annual revenue growth of 11% to 13% on a constant currency basis. Our adjusted diluted EPS guidance for 2019 is being increased to $2.86 - $2.98 from $2.83 - $2.98. Our balance sheet remains strong with cash and short-term investments of $253 million as of June 30, 2019.”

Financial Highlights: Second Quarter 2019
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (consisting of our Banking & Financial Services, Utilities and Consulting operating segments) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

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Revenues for the quarter ended June 30, 2019 increased to $243.5 million compared to $210.1 million for the second quarter of 2018, an increase of 15.9% on a reported basis and 16.8% on a constant currency basis from the second quarter of 2018, as well as an increase of 1.6% sequentially on a reported basis and 1.8% on a constant currency basis, from the first quarter of 2019.

	Revenues			Gross Margin
	Three months ended			Three months ended
	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,
Reportable Segments	2019	2018	2019	2019	2018	2019
	(dollars in millions)
Insurance	$72.2	$64.8	$69.0	30.9%	32.1%	32.4%
Healthcare	20.0	19.8	20.6	15.7%	15.7%	17.4%
Travel, Transportation & Logistics	17.5	18.6	17.4	43.1%	42.7%	43.8%
Finance & Accounting	26.4	24.2	25.7	39.5%	40.0%	44.5%
All Other	19.5	23.1	19.9	36.9%	34.7%	36.7%

Analytics	87.9	59.6	87.0	34.6%	35.2%	34.6%
Total revenues, net	$243.5	$210.1	$239.6	33.3%	33.5%	34.4%

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Operating income margin for the quarter ended June 30, 2019 was 5.7%, compared to an operating income margin of 8.1% for the second quarter of 2018 and operating margin of 7.0% for the first quarter of 2019. During the quarter ended June 30, 2019 and March 31, 2019 we recorded impairment and restructuring charges of $5.6 million and $1.2 million, respectively related to the wind down of the Health Integrated business, which reduced our operating income margin by 230bps and 50bps, respectively. Adjusted operating income margin for the quarter ended June 30, 2019 was 13.2% compared to 13.6% for the second quarter of 2018 and 12.8% for the first quarter of 2019.

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Diluted earnings per share for the quarter ended June 30, 2019 was $0.36 compared to $0.41 for the second quarter of 2018 and diluted earnings per share of $0.42 for the first quarter of 2019. During the quarter ended June 30, 2019 and March 31, 2019 we recorded impairment and restructuring charges of $5.6 million and $1.2 million, respectively related to the wind down of the Health Integrated business, which reduced our GAAP diluted EPS by $0.12 and $0.03, respectively. Adjusted diluted earnings per share for the quarter ended June 30, 2019 was $0.74 compared to $0.67 for the second quarter of 2018 and $0.71 for the first quarter of 2019.

Business Highlights: Second Quarter 2019

•	Won six new clients in Q2 including two in our operations management businesses and four in Analytics

•	Named among the fastest growing service providers by Everest Group in the 2019 Everest Group BPS Top 50

•	Recognized by the IAOP for being the “best of the best” for Customer References, Innovation and Corporate Social Responsibility in the IAOP Best of the Global Outsourcing 100

•	Recognized as a leading service provider in the HFS Top 10 Finance & Accounting Service Providers report

•	Recognized as a Major Contender and Star Performer in the Everest Group Healthcare Payer Business Process Services PEAK Matrix™ Assessment 2019

•	Appointed Samuel Meckey as Executive Vice President and Business Head, Healthcare

2019 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 69.0, British Pound to U.S. Dollar exchange rate of 1.22, U.S. Dollar to the Philippine Peso exchange rate of 51.0 and all other currencies at current exchange rates, we are providing the following guidance:

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Revenue of $976 million to $996 million, representing an annual revenue growth rate of 11% to 13% on a constant currency basis and which includes $10 million to $14 million of revenues from the Health Integrated business for 2019.

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Adjusted diluted earnings per share of $2.86 to $2.98, which includes adjusted EPS losses of $0.23 to $0.27 from the Health Integrated business and excludes one-time wind down costs of $8.5 million to $10 million.

Conference Call
ExlService Holdings, Inc. will host a conference call on Tuesday, July 30, 2019 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help businesses enhance revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Digital EXLerator FrameworkTM, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 30,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues, net	$243,509	$210,112	$483,082	$417,085
Cost of revenues(1)	162,446	139,649	319,686	277,750
Gross profit(1)	81,063	70,463	163,396	139,335
Operating expenses:
General and administrative expenses	31,228	27,640	63,759	56,906
Selling and marketing expenses	17,647	15,151	35,694	29,103
Depreciation and amortization	12,752	10,582	26,419	21,086
Impairment and restructuring charges	5,580	—	6,807	—
Total operating expenses	67,207	53,373	132,679	107,095
Income from operations	13,856	17,090	30,717	32,240
Foreign exchange gain, net	1,202	1,414	2,462	2,029
Interest expense	(3,864)	(706)	(7,446)	(1,244)
Other income, net	4,102	2,232	8,525	5,766
Income before income tax expense and earnings from equity affiliates	15,296	20,030	34,258	38,791
Income tax expense	2,670	5,510	6,870	1,057
Income before earnings from equity affiliates	12,626	14,520	27,388	37,734
Loss from equity-method investment	62	58	129	114
Net income attributable to ExlService Holdings, Inc. stockholders	$12,564	$14,462	$27,259	$37,620
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.36	$0.42	$0.79	$1.09
Diluted	$0.36	$0.41	$0.78	$1.07
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	34,451,671	34,511,777	34,413,455	34,479,202
Diluted	34,702,547	35,142,388	34,768,203	35,222,838
(1) Exclusive of depreciation and amortization.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,842	$95,881
Short-term investments	168,204	184,489
Restricted cash	4,098	5,608
Accounts receivable, net	180,680	164,752
Prepaid expenses	11,616	11,326
Advance income tax, net	7,906	9,639
Other current assets	31,729	28,240
Total current assets	489,075	499,935
Property and equipment, net	78,083	73,510
Operating lease right-of-use assets	93,162	—
Restricted cash	2,507	2,642
Deferred tax assets, net	4,200	6,602
Intangible assets, net	84,402	95,495
Goodwill	350,220	349,984
Other assets	33,194	31,015
Investment in equity affiliate	2,624	2,753
Total assets	$1,137,467	$1,061,936
Liabilities and equity
Current liabilities:
Accounts payable	$3,269	$5,653
Current portion of long-term borrowings	20,885	21,423
Deferred revenue	11,790	7,722
Accrued employee costs	42,967	54,893
Accrued expenses and other current liabilities	65,007	64,169
Current portion of operating lease liabilities	23,439	—
Income taxes payable	604	1,012
Current portion of finance lease obligations	279	223
Total current liabilities	168,240	155,095
Long term borrowings	231,409	263,241
Finance lease obligations, less current portion	474	315
Deferred tax liabilities, net	6,366	8,445
Operating lease liabilities, less current portion	80,531	—
Other non-current liabilities	9,094	16,521
Total liabilities	496,114	443,617
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,295,083 shares issued and 34,206,324 shares outstanding as of June 30, 2019 and 37,850,544 shares issued and 34,222,476 shares outstanding as of December 31, 2018	38	38
Additional paid-in capital	378,633	364,179
Retained earnings	511,503	484,244
Accumulated other comprehensive loss	(74,358)	(83,467)
Total including shares held in treasury	815,816	764,994
Less: 4,088,759 shares as of June 30, 2019 and 3,628,068 shares as of December 31, 2018, held in treasury, at cost	(174,463)	(146,925)
Stockholders’ equity	641,353	618,069
Non-controlling interest	—	250
Total equity	641,353	618,319
Total liabilities and equity	$1,137,467	$1,061,936

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and acquisition-related expenses. Acquisition-related expenses include, amortization of acquisition-related intangible assets, changes in the fair value of earn-out consideration liabilities, impairment charges of acquired long-lived and intangible assets including goodwill and other acquisition-related costs and benefits such as external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Effective second quarter of 2018, EXL excludes other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures, wherever applicable. Considering EXL’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions, EXL’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons from period-to-period and between EXL’s operating results and those of other companies. Other acquisition-related costs are excluded in the period in which an acquisition is consummated.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 67.51 during the quarter ended June 30, 2018 to 69.42 during the quarter ended June 30, 2019, representing a depreciation of 2.8%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 52.53 during the quarter ended June 30, 2018 to 51.84 during the quarter ended June 30, 2019, representing an appreciation of 1.3%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.34 during the quarter ended June 30, 2018 to 1.28 during the quarter ended June 30, 2019, representing a depreciation of 4.8%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2019 and June 30, 2018, and the three months ended March 31, 2019:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2019	2018	2019
Net Income (GAAP)	$12,564	$14,462	$14,695
add: Income tax expense	2,670	5,510	4,200
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(1,378)	(2,882)	(2,034)
Income from operations (GAAP)	$13,856	$17,090	$16,861
add: Stock-based compensation expense	7,155	6,893	6,956
add: Amortization of acquisition-related intangibles	5,554	3,761	5,528
add: Impairment and restructuring charges (a)	5,580	—	1,227
add: Acquisition-related expenses (b)	—	841	—
Adjusted operating income (Non-GAAP)	$32,145	$28,585	$30,572
Adjusted operating income margin as a % of Revenues (Non-GAAP)	13.2%	13.6%	12.8%
add: Depreciation	7,198	6,821	8,139
Adjusted EBITDA (Non-GAAP)	$39,343	$35,406	$38,711
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	16.2%	16.9%	16.2%

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude acquisition-related expenses. See descriptions above for more information.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	June 30,		March 31,
	2019	2018	2019
Net income (GAAP)	$12,564	$14,462	$14,695
add: Stock-based compensation expense	7,155	6,893	6,956
add: Amortization of acquisition-related intangibles	5,554	3,761	5,528
add: Impairment and restructuring charges (a)	5,580	—	1,227
add: Acquisition-related expenses (b)	—	841	—
add: Non-cash interest expense related to convertible senior notes (c)	618	—	600
subtract: Tax impact on stock-based compensation expense (d)	(1,571)	(1,891)	(2,481)
subtract: Tax impact on amortization of acquisition-related intangibles	(1,198)	(679)	(1,193)
subtract: Tax impact on impairment and restructuring charges	(1,367)	—	(301)
subtract: Tax impact on acquisition-related expenses	—	(12)	—
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(150)	—	(147)
subtract: Non-recurring tax benefit (e)	(1,471)	—	—
Adjusted net income (Non-GAAP)	$25,714	$23,375	$24,884
Adjusted diluted earnings per share (Non-GAAP)	$0.74	$0.67	$0.71

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude acquisition-related expenses. See descriptions above for more information.
(c) To exclude non-cash interest expense related to convertible senior notes.
(d) Tax impact includes $57 and $323 during the three months ended June 30, 2019 and 2018 respectively, and $1,015 during the three months ended March 31, 2019 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(e) To exclude non-recurring tax benefit related to certain deferred tax assets and liabilities.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com